UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

Proxy Statement pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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WAYTRONX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Not applicable

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Waytronx, Inc.
20050 SW 112th Avenue
Tualatin, Oregon 97062
Phone (503) 612-2300.

September 20, 2010

Dear Stockholders:

We are pleased to invite you to attend our 2010 Annual Meeting of Stockholders to be held on Thursday, December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062.  The Board of Directors has fixed the close of business on October 4, 2010 as the record date for the determination of Stockholders entitled to receive notice of, and to vote at, the 2010 Annual Meeting.  For your convenience, we are also pleased to offer a live webcast of our 2010 Annual Meeting to allow you to view the meeting on the Investor Relations section of our web site at www.waytronx.com.

Details of the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement.  We have also made available a copy of our 2009 Annual Report to Stockholders with this proxy statement.  We encourage you to read our Annual Report.  It includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules.  Our management is constantly focused on improving the ways people connect with information and believes that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our 2010 Annual Meeting.  If you want more information about the 2010 Annual Meeting, please see the Questions and Answers section of the proxy statement under the heading General Information or visit the Stockholders Meeting section of our Investor Relations website.

Your vote is important.  Whether or not you plan to attend the 2010 Annual Meeting, we hope you will vote as soon as possible.  You may vote over the internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instructions.  Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Thank you for your ongoing support of Waytronx.  We look forward to seeing you at our 2010 Annual Meeting.

Sincerely,

/s/	William J. Clough
William J. Clough
President/Chief Executive Officer

WAYTRONX, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

2010 Annual Meeting of Stockholders to be held on Thursday, December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062.

To: The Stockholders of Waytronx, Inc.

We will hold the 2010 Annual Meeting of Stockholders on Thursday, December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 (the “2010 Annual Meeting”) for the following purposes:
1.	The election of three directors to hold office for two years or until the 2012 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.	To amend the Company’s Restated Articles of Incorporation to change the name of the corporation to CUI Global, Inc.
3.	To transact such other business as may properly come before the 2010 Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.  The Board of Directors has fixed the close of business on October 4, 2010 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the 2010 Annual Meeting of Stockholders.  For a period of at least ten days prior to the 2010 Annual Meeting, a complete list of stockholders entitled to vote at the 2010 Annual Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 20050 SW 112th Avenue, Tualatin, Oregon 97062.

Your vote is very important.  All stockholders are cordially invited to attend the 2010 Annual Meeting.  Whether or not you plan to attend the 2010 Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, the section entitled General Information about the 2010 Annual Meeting beginning on page 3 of the proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

To assure your representation at the 2010 Annual Meeting of Stockholders, we ask that you vote as promptly as possible.  Your stock will be voted in accordance with the instructions you give in your proxy.  You may revoke your proxy at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of the Company a written revocation bearing a later date or by attending and voting in person at the annual meeting.

By Order of the Board of Directors

/s/ Bradley J. Hallock
Corporate Secretary
Tualatin, Oregon
September 20, 2010

WE URGE YOU TO VOTE AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY INTENDING TO ATTEND THE MEETING.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD (WHICH WILL BE MADE AVAILABLE TO YOU SEPARATELY) OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

WAYTRONX, INC.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Waytronx, Inc. (the “Company") for use at the 2010 Annual Meeting of Stockholders to be held on Thursday December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 and for any postponements or adjournments thereof.  Please vote your shares of Waytronx, Inc. common stock and preferred stock.  Your vote at the 2010 Annual Meeting is important to us.  Whether or not you plan to attend the 2010 Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, the section entitled General Information about the 2010 Annual Meeting beginning on page 3 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.  The Proxy Statement and the accompanying materials are being made available to the stockholders on or about October 15, 2010.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q: Why am I receiving these materials?
A: Our board of directors has made these materials available to you on the internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Waytronx 2010 Annual Meeting of Stockholders, which will take place on Thursday, December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062.  As a stockholder, you are invited to attend the 2010 Annual Meeting and you are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?
A: The information in this proxy statement relates to the proposals to be voted on at the 2010 Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q: Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A: In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2009 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet.  The Notice also instructs you as to how you may submit your proxy on the internet.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

Q: I share an address with another stockholder and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?
A: We have adopted a procedure called “householding” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the 2009 Annual Report to Stockholders to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces environmental impact as well as our printing costs, mailing costs and fees.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to Stockholders to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report to Stockholders, stockholders may write or email us at the following address and email address: 20050 SW 112th Avenue, Tualatin, Oregon 97062; investors@waytronx.com.

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q: How do I get electronic access to the proxy materials?
A: The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the 2010 Annual Meeting on the internet and
•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact on the environment of printing and mailing these materials.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: What items of business will be voted on at the 2010 Annual Meeting?
A: The items of business scheduled to be voted on at the 2010 Annual Meeting are:
•	The election of three directors and
•	Amendment of the Articles of Incorporation to change the corporate name to CUI Global, Inc.

We will also consider any other business that properly comes before the 2010 Annual Meeting.

Q: How does the board of directors recommend that I vote?
A: Our board of directors recommends that you vote your shares “FOR” each of the three nominees to the board of directors and “FOR” the amendment of the Articles of Incorporation to change the corporate name to CUI Global, Inc.  Unless you give other instructions on your proxy card or electronically (internet or telephone), the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors as set forth in this Proxy Statement.

Q: What shares can I vote?
A: Each share of Waytronx common stock and Class A preferred stock issued and outstanding as of the close of business on the Record Date for the 2010 Annual Meeting is entitled to be voted on all items being voted on at the 2010 Annual Meeting.  You may vote all shares owned by you as of the Record Date, including: (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.  As of the date of this Proxy Statement, we had 204,664,697 shares of common stock and 50,543 shares of Class A preferred stock issued and outstanding.

At this year’s Annual Meeting, brokers will not have the authority to cast votes in uncontested elections of directors without receiving specific voting instructions from the shareholder.  If you hold your shares through a broker (in “street name”), we strongly encourage you to provide your broker with the authority and instructions needed to vote your shares in the election of directors.

Q: How many votes am I entitled to per share?
A: Each holder of shares of common stock and Class A preferred stock is entitled to one vote for each share held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Many Waytronx stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Waytronx.  As the stockholder of record, you have the right to grant your voting proxy directly to Waytronx or to vote in person at the 2010 Annual Meeting.  If you requested to receive printed proxy materials, Waytronx has enclosed or sent a proxy card for you to use.  You may also vote on the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the 2010 Annual Meeting?”

Beneficial Owner
If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization.  As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the 2010 Annual Meeting.

Brokers will not have the authority to cast votes in uncontested elections of directors without receiving specific voting instructions from the shareholder.  If you hold your shares through a broker (in “street name”), we strongly encourage you to provide your broker with the authority and instructions needed to vote your shares in the election of directors.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the 2010 Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.  If you do not wish to vote in person or you will not be attending the 2010 Annual Meeting, you may vote by proxy.  You may vote by proxy over the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the 2010 Annual Meeting?”

Q: Is the 2010 Annual Meeting going to be webcast?
A: For your convenience, we are pleased to offer a live webcast of our 2010 Annual Meeting on the Investor Relations section of our web site at www.waytronx.com.

Q: Can I participate in the question-and-answer portion of the 2010 Annual Meeting without attending the 2010 Annual Meeting?
A:  No.  The live webcast will be only visual and audio; there will be no opportunity to participate in the question-and-answer portion of the 2010 Annual Meeting unless you are present at the meeting.

Q: How can I vote my shares in person at the 2010 Annual Meeting?
A: Shares held in your name as the stockholder of record may be voted by you in person at the 2010 Annual Meeting.  Shares held beneficially in street name may be voted by you in person at the 2010 Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the 2010 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How shall I sign my name on the proxy card?
A: The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to Waytronx in validating your vote if you fail to sign your proxy card properly.
•	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
•	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.
•	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

Q: How can I vote my shares without attending the 2010 Annual Meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2010 Annual Meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy over the internet by following the instructions provided in the Notice or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q: Can I change my vote?
A: You may change your vote at any time prior to the taking of the vote at the 2010 Annual Meeting.  If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Waytronx’s Corporate Secretary at Waytronx Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062 prior to your shares being voted or (3) attending the 2010 Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the 2010 Annual Meeting and voting in person.

Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Waytronx or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Waytronx management.

Q: How many shares must be present or represented to conduct business at the 2010 Annual Meeting?
A:  The presence at the 2010 Annual Meeting, in person or by proxy, of the holders of one third of the aggregate voting power of the Common and Preferred Stock outstanding on the record date will constitute a quorum.  Each share of common stock and each share of Series A Convertible Preferred Stock is entitled to one vote.  As of the date of this Proxy Statement, 204,664,697 shares of common stock and 50,543 shares of Series A Convertible Preferred Stock were outstanding and entitled to vote at the 2010 Annual Meeting.  No shares of Series B and Series C shares were outstanding at the Record Date.  Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.  Unless otherwise indicated, all references herein to percentages of outstanding shares of stock are based on such numbers of shares outstanding.  Shares entitled to vote are referred to hereafter as “Voting Shares”.

Q: How may I vote?
A: Regarding the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

Regarding the amendment of the Articles of Incorporation to change the corporate name to CUI Global, Inc., you may vote “FOR” the name change or “AGAINST” the name change or “ABSTAIN” from voting on this proposal.

Q:  What vote is required to approve each item?
A: Election of Directors
The affirmative vote (FOR) of a simple majority of the votes cast at the 2010 Annual Meeting is required for the election of each director.  A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of  determining whether there is a quorum.  Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” election of the nominee for director

The affirmative vote (FOR) of a simple majority of the votes cast at the 2010 Annual Meeting is required for the amendment of the Articles of Incorporation to change the corporate name to CUI Global, Inc., you may vote “FOR” the name change or “AGAINST” the name change or “ABSTAIN” from voting on this proposal.

A properly executed proxy marked "Against" or “Abstain” with respect to the name change proposal will be counted for purposes of determining whether there is a quorum.  Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” the name change amendment proposal

Q: Is cumulative voting permitted for the election of directors?
A: No.  You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the 2010 Annual Meeting?
A: Other than the election of three directors and the name change amendment to our Articles of Incorporation as described in this proxy statement, we are not aware of any other business to be acted upon at the 2010 Annual Meeting.  If you grant a proxy, the persons named as proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of the nominees is not available as a candidate for director, the person(s) named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will bear the cost of soliciting votes for the 2010 Annual Meeting?
A: Waytronx will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the 2010 Annual Meeting?
A: We intend to announce preliminary voting results at the 2010 Annual Meeting and publish final results in our Annual Report on Form 10-K for the year ending December 31, 2010.  We also plan to disclose the vote results on our website at www.waytronx.com as soon as possible after the 2010 Annual Meeting.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Voting Shares as of the date of this Proxy Statement by: (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding Voting Shares, (ii) each of our directors and executives and (iii) all directors and executive officers as a group.  Except as otherwise indicated, we believe that the beneficial owners of the Voting Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of filing this document have been included in the table.

Of the 10,000,000 preferred shares authorized by the Company, 5,000,000 shares have been designated as Series A Convertible Preferred, 30,000 shares have been designated as Series B Convertible Preferred and 10,000 shares have been designated as Series C Convertible Preferred.  As of August 31, 2010, no shares of Series B and Series C Convertible Preferred Stock are issued and outstanding.

BENEFICIAL INTEREST TABLE

	Common Stock		Series A Convertible
			Preferred Stock
Name and Address of Beneficial Owner (1)	Number	Percent of Class (2)	Number	Percent of Class (3)	Percent of All Voting Securities (4)
Colton Melby (5)	12,654,623	5.63%	-	*	5.63%
William J. Clough (6)	5,602,288	2.49%	-	*	2.49%
Thomas A. Price (7)	9,002,879	4.00%	-	*	4.00%
Sean P. Rooney (8)	314,877	*	-	*	*
Corey Lambrecht (9)	165,000	*	-	*	*
Matthew M. McKenzie (10)	712,001	*	-	*	*
Daniel N. Ford (11)	398,151	*	-	*	*
Kjell Qvale (12)	25,523,082	11.35%	-	*	11.35%
Mitchell Saltz (13)	11,985,865	5.33%	-	*	5.33%
Jerry Ostrin	-	*	45,000	89.03%	*
Barry Lezak	-	*	3,043	6.02%	*
Officers, Directors, Executives as Group	28,849,819	12.83%	-	*	12.83%

* Less than 1 percent

(1)	Except s otherwise indicated, the address of each beneficial owner is c/o Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062.
(2)
Calculated on the basis of 224,798,998 shares of common stock issued and outstanding at August 31, 2010 including shares of common stock underlying options and warrants exercisable within 60 days of the date hereof which are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.  This calculation excludes shares of common stock issuable upon the conversion of Series A Preferred Stock.

(3)	Calculated on the basis of 50,543 shares of Series A Preferred Stock issued and outstanding at August 31, 2010.
(4)
Calculated on the basis of an aggregate of 224,849,541 shares of common stock with one vote per share including 50,543 shares of Series A Preferred Stock with one vote per share issued and outstanding at August 31, 2010 including shares of common stock underlying options and warrants exercisable within 60 days of the date hereof which are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants; shares of common stock underlying convertible debt, options and warrants do not have voting privileges and are not included herein.

(5)
Colton Melby controls the investment decisions of a limited liability company that owns his securities.  The limited liability company is owned by a limited partnership in which Mr. Melby owns an indirect interest.  Mr. Melby's common stock includes a vested option to purchase 165,000 common shares.  Mr. Melby is Chairman of the Board of Directors.

(6)
Mr. Clough's common stock includes 3,540,485 common shares he has the right to purchase pursuant to a warrant and a vested option to purchase 1,280,303 common shares.  Mr. Clough is a Director and CEO/President of Waytronx, Inc. and CEO of CUI, Inc.

(7)
Mr. Price's shares include a vested option to purchase 165,000 common shares and a fully vested warrant to purchase 700,000 shares of common stock issued as consideration for a letter of credit guarantee.  Mr. Price is a Director.

(8)	Mr. Rooney’s shares include a vested option to purchase 165,000 common shares. Mr. Rooney is a Director.
(9)	Mr. Lambrecht’s shares include a vested option to purchase 165,000 common shares. Mr. Lambrecht is a Director.
(10)
Mr. McKenzie's common stock ownership includes 10,101 common shares he acquired through conversion of his ownership interest in a convertible promissory note related to the CUI, Inc. acquisition and a vested option to purchase 618,009 common shares.  Mr. McKenzie is a Director, President and COO of CUI, Inc. and COO of CUI Japan, Ltd.  Mr. McKenzie’s securities include an option to purchase 83,891 shares owned by his spouse.

(11)
Mr. Ford's common stock ownership includes 20,202 common shares he acquired through conversion of his ownership interest in a convertible promissory note related to the CUI, Inc. acquisition and a vested option to purchase 377,949 common shares.  Mr. Ford is CFO of Waytronx, Inc. and CUI, Inc.

(12)
Mr. Qvale's common stock includes 302,135 shares underlying two warrants and a fully vested warrant to purchase 4,000,000 common shares issued as consideration for a letter of credit guarantee.  All securities are owned by a trust controlled by Mr. Qvale.

(13)
Mitchell Saltz’s common stock ownership includes shares acquired through a promissory note conversion and bonus shares related thereto, shares acquired through purchase and a warrant to purchase 900,000 common shares at $0.01 per share issued as a bonus for supplying a Letter of Credit.  A portion of these securities is owned by a limited liability company controlled by Mr. Saltz.

We relied upon Section 4(2) of the Securities Act of 1933 as the basis for an exemption from registration for the issuance of the above securities.

PROPOSAL I

ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director.  All directors shall be elected at the annual meeting of Stockholders to serve two-year terms and shall hold office until his or her successor shall have been elected and qualified.  Currently, our Board of Directors authorized eight directors of which six directors currently hold office, three of whom have been nominated for election this year and have agreed to serve if elected.  The Board of Directors set the directors’ two year terms staggered in order to maintain continuity on the Board of Directors.  In order to implement this staggered term strategy, the eight board seats are numbered consecutively, 1 through 8.  Odd numbered seats (seats 1, 3, 5 and 7) will be elected at the annual shareholder meetings held on even numbered years; even numbered seats (seats 2, 4, 6 and 8) will be elected at the annual shareholder meetings held on odd numbered years.  The following are Company directors, the director seats and terms for which they were elected or appointed and the current nominees for their respective seats:

•	Director Seat #1, William J. Clough, age 56. Mr. Clough was elected for a two year term at the 2006 and 2008 Annual Meeting of Stockholders.
William J. Clough is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

•
Director Seat #2, Thomas A. Price, age 65.  Mr. Price was elected to a one year term at the 2008 Annual Meeting of Stockholders and was elected to a two year term at the 2009 Annual Meeting of Stockholders.  Mr. Price is an “independent director” as defined in regulations of the SEC and Rule 4200(a) of The NASDAQ Stock Market.

•	Director Seat #3, Matthew M. McKenzie, age 29. Mr. McKenzie was elected to a two year term at the 2008 Annual Meeting of Stockholders.
Matthew M. McKenzie is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

•
Director Seat #4, Sean P. Rooney, age 42.  Mr. Rooney was elected to a one year term at the 2008 Annual Meeting of Stockholders and was elected to a two year term at the 2009 Annual Meeting of Stockholders.  Mr. Rooney is an “independent director” as defined in regulations of the SEC and Rule 4200(a) of The NASDAQ Stock Market.

•	Director Seat #5, vacant.

•
Director Seat #6, Corey Lambrecht, age 39.  Mr. Lambrecht was elected to a two year term at the 2007 Annual Meeting of Stockholders and was elected to a two year term at the 2009 Annual Meeting of Stockholders.  Mr. Lambrecht is an “independent director” as defined in regulations of the SEC and Rule 4200(a) of The NASDAQ Stock Market.

•
Director Seat #7, Colton R. Melby, age 51.  Mr. Melby was elected to a two year term at the 2008 Annual Meeting of Stockholders.  Mr. Melby is an “independent director” as defined in regulations of the SEC and Rule 4200(a) of The NASDAQ Stock Market.

Colton R. Melby is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

•	Director Seat #8, Vacant.

INFORMATION ABOUT DIRECTOR NOMINEES

Board of Directors Independence
The board of directors has determined that each of the director nominees standing for election has no relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Rules of NASDAQ.  In determining the independence of our directors, the board of directors considered all transactions in which Waytronx and any director had any interest, including those discussed hereafter under “Certain Relationships and Related Transactions”.

Colton R. Melby, Chairman of the Board of Directors
Effective June 11, 2008, Colton Melby was appointed to the Board of Directors and was elected by the Board of Directors to serve as Chairmen of the Board of Directors.  At the 2008 Annual Meeting of Shareholders, Mr. Melby was elected to a two year term on the Board of Directors and continues to serve as Chairman of the Board of Directors.  Colton Melby is an “independent director” as defined in Rule 4200(a) of The NASDAQ Stock Market (“NASDAQ”).

Mr. Melby has a 20 year background in aerospace manufacturing.  He spent 15 years as owner and chief executive officer of Metal Form, Inc., serving worldwide customers, including: Boeing, Bombardier; Rockwell; Grumman; Lockheed Martin; and others.  Under his stewardship, Metal Form was the recipient of numerous awards of excellence including Boeing’s President Award and three consecutive “Supplier of the Year” awards.

Mr. Melby is a founding member of Melby Brothers Performance Investments, a firm with a strong history of financing successful start-up and turnaround organizations.  One of Mr. Melby’s more notable investments in that capacity was the financing and purchase in 2001 of firearms-maker Smith & Wesson from London-based Tomkins PLC.  Mr. Melby continues to invest both his time and resources in successful business ventures.  This includes investments in Earth911, a recycling company dedicated to green initiatives and green recycling.

Mr. Melby is an active philanthropist.  He and his family are members of the Harvesters, an Orange County food bank dedicated to providing healthy meals to under privileged kids in Southern California.  He is a member of the Cattle Baron’s, a Texas charity providing support to the American Cancer Society.

Mr. Melby owns a beneficial interest in 12,654,623 shares of common stock that includes a vested option to purchase 159,000 common shares.  Mr. Melby controls the investment decisions of a limited liability company that owns the securities.  The limited liability company is owned by a limited partnership in which Mr. Melby owns an indirect interest.

•	Colton Melby is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

William J. Clough, Esq., President/Chief Executive Officer, Director and General Counsel of Waytronx, Inc. and Chief Executive Officer of CUI, Inc.
Mr. Clough was elected at the 2006 Annual Meeting of Shareholders to serve a two year term on the Board of Directors and was reelected at the 2008 Annual Meeting of Shareholders to serve a second two year term.

Mr. Clough was appointed President and Chief Executive Officer of Waytronx, Inc. September 13, 2007 at which time Mr. Clough stepped down as Executive Vice President of Corporate Development.  Effective May 16, 2008, Waytronx, Inc. formed a wholly owned subsidiary, Waytronx Holdings, Inc., to acquire the assets of CUI, Inc.  Along with this acquisition, Mr. Clough was appointed Chief Executive Officer of Waytronx Holdings, Inc. (now renamed to CUI, Inc.).  Mr. Clough was a police officer for 16 years, working at the local, state and federal levels.  After working as a Federal Air Marshall in Southern Europe and the Middle East, in 1987 Mr. Clough attended law school; he received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990.  He was in the private practice of law with his law firm for 12 years with offices in Los Angeles, San Francisco and Honolulu.  Mr. Clough obtained the largest ever non-wrongful death jury verdict in Los Angeles County Superior Court in 2000 and successfully represented parties in multi-million dollar cases throughout the United States.  He is certified to practice law in state and federal courts in California, Illinois, Hawaii, and before the United States Supreme Court.  Mr. Clough has represented large manufacturing and entertainment entities, including work with MGM Studios, 20th Century Fox, News Corp., Lions Gate Films, Artisan Pictures, Sony and Mediacopy.

Mr. Clough owns a beneficial interest in 5,602,288 shares of common stock that includes a warrant to purchase 3,540,485 common shares at $0.20 per share and a fully vested option to purchase 1,274,303 common shares at $0.25 per share.

•	William J. Clough is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

Matthew M. McKenzie, President and Chief Operational Officer of CUI, Chief Operational Officer of Waytronx, Chief Operating Officer CUI Japan, Ltd. and Director
Matt McKenzie was elected to the Board of Directors at the 2008 Annual Meeting of Shareholders to serve a two year term.

Matt McKenzie has been working in various functions for CUI for over 10 years, gaining him intimate knowledge of the business, its operations and its opportunities for growth.  He established, in conjunction with CUI’s senior engineer, one of CUI’s most successful and profitable business divisions and brands: V-Infinity.  Over the past several years, Mr. McKenzie has worked tirelessly to position CUI for growth.  Among many other things he has facilitated ISO 9001 certification, a quality management system; provided structure to global logistics, including CUI’s Chinese partners; and implemented CUI’s ERP system, which allows for more visibility and analysis opportunities than ever in CUI’s history.

Mr. McKenzie brings a background in leadership from a variety of fields, giving him valuable insight into leadership in 21st century.  He also brings an MBA from George Fox University, a program that is diverse and well-connected to the community.

Mr. McKenzie owns a beneficial interest in 712,001 shares of common stock that includes 10,101 common shares he acquired through conversion of his ownership interest in a convertible promissory note related to the CUI, Inc. acquisition, vested options to purchase 612,009 common shares at $0.25 per share and an option to purchase 83,891 shares owned by his spouse.

•	Matthew M. McKenzie is nominated for election to a two year term at the 2010 Annual Meeting of Stockholders.

The Board of Directors recommends that Stockholders vote “FOR” election of the nominees for director named above.

PROPOSAL II

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
TO
CHANGE THE CORPORATION NAME
TO
CUI GLOBAL, INC.

The Board of Directors believes that the best interests of the Company and its shareholders will be served by amending the Company’s Restated Articles of Incorporation to change the Company’s name to CUI Global, Inc.

Since the acquisition of CUI, the principal business of Waytronx has evolved into a platform company dedicated to the acquisition, development, and commercialization of new, innovative technologies.  In an effort to promote our product identification and to capitalize on the international “CUI” name recognition, the Board of Directors feels that the corporate name change to CUI Global, Inc. will better reflect the nature of the Company's business focus.  The corporate name change will require an affirmative shareholder approval to amend the corporate Articles of Incorporation.

If the shareholders approve this proposed amendment to the Articles of Incorporation, the amendment will become effective upon the filing of the amendment with the Colorado Secretary of State.

Proposed Amendment

The Board of Directors proposes as follows:

The Articles of Incorporation of Waytronx, Inc. shall be amended by deleting from the Articles of Incorporation, in its entirety, Article I, Name, and substituting in place thereof the following;

“ARTICLE I
NAME

The name of the corporation shall be CUI Global, Inc.”

The Board of Directors believes that the approval of this Amendment is in the best interest of the Company and its shareholders and recommends a vote FOR the approval of the proposed Amendment.

Shares of our Common Stock and Series A Preferred Stock are entitled to one vote per share pertaining to each Director (cumulative voting is not permitted) and one vote per share pertaining to the corporate name change.

Unless stated to be voted otherwise, each proxy will be voted FOR the election of the director nominees named and FOR the proposed amendment of the Articles of Incorporation changing the corporate name to CUI Global, Inc.  The nominees have consented to serve as director if elected.  If any nominee becomes unavailable for election before the 2010 Annual Meeting of Stockholders, the Board of Directors may name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

OTHER BUSINESS

Management does not presently know of any matters that may be presented for action at the 2010 Annual Meeting other than those set forth herein.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace.  We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial and accounting officer) and employees, known as the Code of Ethics and Business Conduct and Code of Ethics for Principal Executive and Financial Officers.  We have also adopted the following governance guides: Corporate Audit Committee Charter, Audit Committee Policy, Compensation Committee Charter and Nominating Committee Charter which, in conjunction with our certificate of incorporation and bylaws form the framework for our corporate governance.  These corporate governance documents are available on our website at www.waytronx.com.

Board of Directors Structure and Committee Composition
Presently, our board of directors consists of six directors.  Four of our six directors are “independent” as defined in Rule 4200(a) of The NASDAQ Stock Market.  Our board of directors has the following standing committees: Audit Committee, Nominating Committee and Compensation Committee.  Each of the committees operates under a written charter adopted by the board of directors.  All of the committee charters are available on our website at www.waytronx.com.

During 2009, the board of directors held three meetings and acted by written consent seven times.  Each director attended all board of directors and applicable committee meetings.  We encourage our directors to attend our Annual Meeting of stockholders.  Last year all directors attended the Annual Meeting of Stockholders.  The committee membership and meetings during 2009 and the function of each of the committees are described below.

Our Corporate Governance Practices
We have always believed in strong and effective corporate governance procedures and practices.  In that spirit, we have summarized several of our corporate governance practices below.

Adopting Governance Guidelines
Our Board of Directors has adopted a set of corporate governance guidelines to establish a framework within which it will conduct its business and to guide management in its running of your Company.  The governance guidelines can be found on our website at www.waytronx.com and are summarized below.

Monitoring Board Effectiveness
It is important that our Board of Directors and its committees are performing effectively and in the best interest of the Company and its stockholders.  The Board of Directors and each committee are responsible for annually assessing their effectiveness in fulfilling their obligations.

Conducting Formal Independent Director Sessions
On a regular basis, at the conclusion of regularly scheduled board meeting, the independent directors are encouraged to meet without our management or any non-independent directors.

Hiring Outside Advisors
The board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without management's consent.

Avoiding Conflicts of Interest
We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty.  Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee.  In order to provide assurances to the Company and its stockholders, we have implemented standards of business conduct which provide clear conflict of interest guidelines to its employees and directors, as well as an explanation of reporting and investigatory procedures.

Providing Transparency
We believe that it is important that stockholders understand our governance practices.  In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at www.waytronx.com.

Communications with the Board of Directors
Stockholders may communicate with the board of directors by writing to the Company at Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.  Stockholders who would like their submission directed to a member of the board may so specify and the communication will be forwarded as appropriate.

Standards of Business Conduct
The board of directors has adopted a Code of Ethics and Business Conduct and Code of Ethics for Principal Executive and Financial Officers for all of our employees and directors, including the Company's principal executive and senior financial officers.  You can obtain a copy of these documents on our website at www.waytronx.com or by making a written request to the Company at Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.  We will disclose any amendments to the Code of Ethics and Business Conduct and Code of Ethics for Principal Executive and Financial Officers or waiver of a provision there from on our website at www.waytronx.com.

Ensuring Auditor Independence
We have taken a number of steps to ensure the continued independence of our independent registered public accounting firm.  That firm reports directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by our independent registered public accounting firm.

COMMITTEES OF THE BOARD AND MEETINGS

Our board currently appoints the members of the audit, nominating and compensation committees.  Each of our board committees has a written charter approved by our board.  Current copies of the committee charters are posted on our website at www.waytronx.com.

Audit Committee
The Audit Committee is established pursuant to the Sarbanes-Oxley Act of 2002 for the purposes of overseeing the company’s accounts and financial reporting processes and audits of its financial statements.  The Audit Committee reviews the financial information that will be provided to the Stockholders and others, the systems of internal controls established by management and the board and the independence and performance of the Company’s audit process.  The functions of the Audit Committee and its activities during fiscal year 2009 are described below under the heading “Report of the Audit Committee”.  The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent Registered Public Accounting firm, review of financial reporting, internal company processes of business/financial risk and applicable legal, ethical and regulatory requirements.

The Audit Committee is currently comprised of Sean P. Rooney, Chairman, and Thomas A. Price, Deputy Chairman.  Messers Rooney and Price are independent in accordance with applicable rules promulgated by the Securities and Exchange Commission and NASDAQ listing standards, as defined in Rule 4200(a) of The NASDAQ Stock Market.  Both have an understanding of generally accepted accounting principles and have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breath and complexity of issues that can reasonably be expected to be raised by the financial statements of the Company, including our balance sheet, income statement and cash flow statement.  They have an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions as well as the ability to access the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves.  The Board of Directors has determined that Messers Rooney and Price  are “audit committee financial experts” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act.  Our Audit Committee acts pursuant to a written charter, a copy of which is available from the Company and is posted on our website at www.waytronx.com.  The Audit Committee has established a procedure to receive complaints regarding accounts, internal controls and auditing issues.

Pre-approval Policies and Procedures
The Audit Committee pre-approves the audit and non-audit services rendered by Webb & Company, P. A., the Company’s independent auditors. Generally, the Committee pre-approves particular services in the defined categories of audit services, audit-related services, tax services and other non-audit services, specifying the maximum fee payable with respect to that service.  Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

Audit Committee Report
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

Audit Committee Report
The Audit Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls established by management and the board and the independence and performance of the Company’s audit process.

The Audit Committee has:
1.	Reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q;
2.
Discussed with Webb & Company, P.A., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	Received the written disclosures and letter from Webb & Company, P.A. as required by Independence Standards Board Standard No. 1 and
4.	Discussed with Webb & Company, P.A. its independence.

Based on these reviews and discussions, the Audit Committee has recommended that the audited financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Webb & Company, P.A. is compatible with the auditor’s independence.

Submitted by:	Sean P. Rooney and Thomas A. Price
Audit Committee

Independent Registered Public Accounting Firm
Webb & Company, P. A. has audited the Company’s financial statements for fiscal year 2009.  Representatives of Webb & Company, P. A. will be present via teleconference at the 2010 Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Compensation of Independent Registered Public Accounting Firm
The financial statements of the Company, which are furnished herewith as of December 31, 2009, have been audited by Webb & Company, P. A., Independent Registered Public Accounting Firm.  Webb & Company, P. A. billed the Company an aggregate of $77,799 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2009 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2009.  Webb & Company, P. A. billed the Company an aggregate of $49,551 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2008 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2008.  Webb & Company, P.A. did not bill any audit related fees, tax fees, or other fees during the years ended December 31, 2009 and 2008.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Audit Committee has adopted an informal approval policy that it believes will result in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.

Nominating Committee
The nominating committee consists of all of the members of the Board of Directors who are "independent directors" within the meaning of Rule 4200(a) of The NASDAQ Stock Market.  The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the stockholders and evaluation of sitting directors.  The board has developed a formal policy for the identification and evaluation of nominees, Charter of the Nominating Committee of the Board of Directors which can be seen on our website at www.waytronx.com.  In general, when the board determines that expansion of the board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee reviews any special expertise, for example, that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, or other relevant business experience.  To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The nominating committee considers director candidates nominated by stockholders during such times as the Company is actively considering obtaining new directors.  Candidates recommended by stockholders will be evaluated based on the same criteria described above.  Stockholders desiring to suggest a candidate for consideration should send a letter to the Company's secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.  Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

Compensation Committee
The Compensation Committee discharges the board’s responsibilities relating to general compensation policies and practices and compensation of our executives.  In discharging its responsibilities, the Compensation Committee establishes principles and procedures in order to ensure to the board and the stockholders that the compensation practices of the Company are appropriately designed and implemented to attract, retain and reward high quality executives, and are in accordance with all applicable legal and regulatory requirements.  The Board of Directors adopted a charter, Charter of the Compensation Committee of the Board of Directors, that defines the Company’s compensation policy and procedure.  This charter may be seen at the company’s website, www.waytronx.com.  In this context, the Compensation Committee’s authority, duties and responsibilities are:
•	To annually review the Company’s philosophy regarding executive compensation.
•
To periodically review market and industry data to assess the Company’s competitive position, and to retain any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation.

•	To establish and approve the Company goals and objectives, and associated measurement metrics relevant to compensation of the Company’s executive officers.
•	To establish and approve incentive levels and targets relevant to compensation of the executive officers.
•
To annually review and make recommendations to the board to approve, for all principal executives and officers, the base and incentive compensation, taking into consideration the judgment and recommendation of the Chief Executive Officer for the compensation of the principal executives and officers.

•
To separately review, determine and approve the Chief Executive Officer’s applicable compensation levels based on the Committee’s evaluation of the Chief Executive Officer’s performance in light of the Company’s and the individual goals and objectives.

•
To periodically review and make recommendations to the board with respect to the compensation of directors, including board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the Compensation Committee may consider appropriate.

•	To administer and annually review the Company’s incentive compensation plans and equity-based plans.
•
To review and make recommendations to the board regarding any executive employment agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, and any perquisites, special or supplemental benefits.

•
To review and discuss with management, the Compensation Disclosure and Analysis (CD&A), and determine the Committee’s recommendation for the CD&A’s inclusion in the Company’s annual report filed on Form 10-K with the SEC.

Compensation Committee Members
The Compensation Committee of the Board of Directors is appointed by the Board of Directors to discharge the board's responsibilities with respect to all forms of compensation of the Company's executive officers, to administer the Company's equity incentive plans, and to produce an annual report on executive compensation for use in the Company's 10-K.  The Compensation Committee, currently and during the preceding fiscal year, consists of two independent board members, Colton Melby and Corey Lambrecht.  During fiscal years 2008 and 2009, both members were non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.  The board has determined that during fiscal year 2009, both members were "independent" within the meaning of Rule 4200(a) of The NASDAQ Stock Market and had no interlocking relationships as defined by the rules promulgated by the SEC.

Committee Meetings
Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee held six informal meetings during fiscal 2009.  On an as requested basis, our Compensation Committee receives and reviews materials prepared by management, consultants, or committee members, in advance of each meeting.  Depending on the agenda for the particular meeting, these materials may include:
•	Minutes and materials from the previous meeting(s);
•	Reports on year-to-date Company financial performance versus budget;
•	Reports on progress and levels of performance of individual and Company performance objectives;
•	Reports on the Company’s financial and stock performance versus a peer group of companies;
•	Reports from the Committee’s compensation consultant regarding market and industry data relevant to executive officer compensation;
•
Reports and executive compensation summary worksheets, which sets forth for each executive officer: current total compensation and incentive compensation target percentages, current equity ownership holdings and general partner ownership interest, and current and projected value of each and all such compensation elements, including distributions and dividends there from, over a five year period.

Compensation Philosophy
General Philosophy
Our compensation philosophy is based on the premise of attracting, retaining and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance.  Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, each executive’s total compensation package and internal pay equity.  We strive to accomplish these objectives by compensating all employees with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

Pay for Performance
At the core of our compensation philosophy is our strong belief that pay should be directly linked to performance.  We believe in a pay for performance culture that places a significant portion of executive officer total compensation as contingent upon, or variable with, individual performance, Company performance and achievement of strategic goals including increasing shareholder value.

The performance based compensation for our executives may be in the form of (i) annual cash incentives to promote achievement of, and accountability for, shorter term performance plans and strategic goals and (ii) equity grants, designed to align the long-term interests of our executive officers with those of our stockholders, by creating a strong and direct link between executive compensation and shareholder return over a multiple year performance cycle.  Long term incentive equity awards are granted in restricted stock.  These shares/units generally vest over a two-year to four-year period.  This opportunity for share ownership was provided in order to provide incentive and retain key employees and align their interests with our long term strategic goals.

Base Compensation to be Competitive within Industry
A key component of an executive’s total compensation base salary is designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Compensation Setting Process
Management’s Role in the Compensation Setting Process.
Management plays a significant role in the compensation-setting process.  The most significant aspects of management’s role are:
•	Assisting in establishing business performance goals and objectives;
•	Evaluating employee and company performance;
•	CEO recommending compensation levels and awards for executive officers;
•	Implementing the board approved compensation plans; and
•	Assistance in preparing agenda and materials for the committee meetings.

The Chief Executive Officer generally attends the Committee meetings; however, the Committee also regularly meets in executive session.  The Chief Executive Officer makes recommendations with respect to financial and corporate goals and objectives and makes non CEO executive compensation recommendations to the Compensation Committee based on company performance, individual performance and the peer group compensation market analysis.  The Compensation Committee considers and deliberates on this information and in turn makes recommendations to the Board of Directors, for the board’s determination and approval of the executives’ and other members of senior management’s compensation, including base compensation, short-term cash incentives and long-term equity incentives.  The Chief Executive Officer’s performance and compensation is reviewed, evaluated and established separately by the Compensation Committee and ratified and approved by the Board of Directors.

Setting Compensation Levels
To evaluate our total compensation is competitive and provides appropriate rewards to attract and retain talented leaders, as discussed above, we may rely on analyses of peer companies performed by independent compensation consultants and on other industry and occupation specific survey data available to us.  Our general benchmark is to establish both base salary and total compensation for the executive officers not in excess of the 50th percentile of the peer group data, recognizing that a significant portion of executive officer total compensation should be contingent upon, or consistent with, achievement of individual and Company performance objectives and strategic goals, as well as being consistent with stockholder value.  Further, while the objective for base salary is up to the 50th percentile of the peer group data, executives’ base salaries are designed to reward core competencies and contributions to the Company and may be increased above this general benchmark based on (i) the individual’s increased contribution over the preceding year; (ii) the individual’s increased responsibilities over the preceding year and (iii) any increase in median competitive pay levels.

Setting Performance Objectives
The Company’s business plans and strategic objectives are generally presented by management at the Company’s annual board meeting.  The board engages in an active discussion concerning the financial targets, the appropriateness of the strategic objectives and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary financial objectives from the adopted business plan, operating cash flow, as the primary targets for determining the executive officers’ short-term cash incentives and long term equity incentive compensation.  The Committee also establishes additional non-financial performance goals and objectives, the achievement of which is required for funding of a significant portion, twenty five percent, of the executive officers’ incentive compensation.  In 2009, these non financial performance goals and objectives included achieving accurate financial reporting and timely SEC filings; demonstrating full compliance and superior performance in the Company’s environmental, health and safety practices; performing appropriate SOX/404 remediation activities and achieving successful testing of and compliance with SOX requirements; and general and administrative expense management.

Special Evaluation
The Chief Executive Officer recommends the actual incentive award amounts for all other executives based on actual company performance relative to the targets as well as on individual performance and recommends the executives’ base salaries levels for the coming year.  The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors for the final short-term cash incentive and long-term equity award amounts for each executive and for the executive’s base salary levels.  The actual incentive amounts awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Additional equity-based awards may be also granted to executives, as well as other employees, upon commencement of employment, for promotions or special performance recognition, or for retention purposes, based on the recommendation of the Chief Executive Officer.  In determining whether to recommend additional grants to an executive, the Chief Executive Officer typically considers the individual’s performance and any planned change in functional responsibility.

Elements of Executive Compensation
Total Compensation
Total compensation for our executives consists of three elements: (i) base salary; (ii) incentive cash award based on achieving specific performance targets as measured by cash flow and other objectives and (iii) equity incentive award, which is also performance based and paid out over a future period in the form of restricted stock or options.  Base salaries are the value upon which both the incentive compensation percentage targets are measured against.  For evaluation and comparison of overall compensation of the executives, and to assist it in making its compensation decisions, the Compensation Committee reviews an executive compensation summary, which sets forth for each executive: current compensation and current equity ownership holdings as well as the projected value of each and all such compensation elements, including distributions and dividends therefrom.

Base Salaries
Base salaries are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, and to reward sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Incentive Compensation
Incentive compensation is intended to align compensation with business objectives and performance and enable the company to attract, retain and reward high quality executive officers whose contributions are critical to short and long-term success of the Company.  The executives’ incentive awards are based upon three key performance metrics: 1) the Company’s operating cash flow; 2) achievement of agreed-upon strategic and corporate performance goals and 3) each executive’s departmental and individual goals and performance.  The actual incentive amounts awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors

Incentive Plan Compensation
Incentive awards are paid out in cash, restricted common stock or option awards.  The incentive award targets for the executives are established at the beginning of the year generally as a percentage of their base salary and the actual awards are determined at the following year’s Annual Board of Directors meetings based on actual company performance relative to established goals and objectives, as well as on evaluation of the executive’s relevant departmental and individual performance during the past year.  The award of restricted common stock generally vests over a two to four year term in equal three to six months traunches.  The award of restricted common stock purchased through options generally vests immediately upon issuance of the option which generally has a validity of three to ten years and a per share purchase price of the fair market value of our common stock on the date of grant.  The awards are intended to serve as a means of incentive compensation for performance.

Retirement Plans
The Company has no retirement plan for our employees or executives.  Our wholly owned subsidiary, CUI, Inc., maintains a 401(k) plan.

Change in Control Agreements
Our executives are not awarded any type of protection upon a change in control.

Perquisites
The Company does not provide for any perquisites or any other benefits for its senior executives that are not generally available to all employees.

2009 Equity Incentive Plan (Executive)
On January 5, 2009 the Company Board of Directors received and approved a written report and recommendations of the Compensation Committee which included a detailed executive equity compensation report and market analysis and recommendations of Compensia, Inc., a management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies.  The Compensation Committee used the report and analysis as a basis for its formal written recommendation to the board.  Pursuant to a January 8, 2009 board resolution, the 2009 Equity Incentive Plan (Executive), a Non-Qualified Stock Option Plan, was created and funded with 4,200,000 shares of $0.001 par value common stock.  The Compensation Committee was appointed as the Plan Administrator to manage the plan.

The 2009 Equity Incentive Plan (Executive) provides for the issuance of Incentive Non Statutory Options to attract, retain and motivate executive and management employees and directors and to encourage these individuals to acquire an equity interest in the Company, to make monetary payments to certain management employees and directors based upon the value of the Company’s stock and to provide these individuals with an incentive to maximize the success of the Company and further the interest of the shareholders.  The Administrator of the plan is authorized to determine the exercise price per share at the time the option is granted, but under the terms of the 2009 Plan, the exercise price shall not be less than the fair market value on the date the option is granted.  Stock options granted under the 2009 Plan have a maximum duration of 10 years.

Summary Compensation Table
The following table sets forth the compensation paid and accrued to be paid by the Company for the fiscal years 2009 and 2008 to the Company’s Chief Executive Officer and two most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen sation ($)	Total ($)
William J. Clough CEO / President/	2009	240,000	-		-	-	-	-	23,948	263,948
Counsel/Director (1)	2008	216,154	302,250	(2)	-	-	-	-	17,866	536,270
Daniel N. Ford, CFO (3)	2009	120,000	-		-	-	-	-	24,249	144,249
	2008	73,750	60,000	(4)	-	-	-	-	15,554	149,304
Matthew McKenzie, Director/ COO/	2009	120,000	-		-	-	-	-	17,298	137,298
President of CUI (5)	2008	73,750	60,000	(6)	-	-	-	-	9,934	143,684
Clifford Melby, Former COO (7)	2009	-	-		-	-	-	-	-	-
	2008	67,500	-		-	-	-	-	-	67,500

1.
Mr. Clough joined the Company on September 1, 2005.  Effective September 13, 2007, Mr. Clough was appointed CEO/President of Waytronx and Chief Executive Officer of CUI, Inc. and CUI Japan, Ltd., wholly owned subsidiaries of the Company.

2.
Mr. Clough is employed under a three year employment contract with the company, which provides, in part, for an annual salary of $240,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows the Gross Revenue equal to or in excess of fifteen percent (15%), but less than thirty percent (30%) of the immediate preceding calendar year, Mr. Clough shall be entitled to receive a cash bonus in an amount equal to twenty-five percent (25%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed during that entire calendar year.  In substitution of the bonus percentages described in the prior sentence, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to fifty percent (50%) of his prior year base salary.  Additionally, Mr. Clough was awarded a $240,000 bonus by the Board of Directors during 2008 in relation to his facilitation of the CUI, Inc. acquisition.  $300,000 of Mr. Clough’s bonuses were accrued as of December 31, 2008 and are being paid over an eighteen month period that began in January 2009.

3.	Mr. Ford joined the Company May 15, 2008 as Chief Financial Officer of Waytronx and CUI, Inc. and CUI Japan, Ltd., wholly owned subsidiaries of the Company.
4.
Mr. Ford is employed under a three year employment contract with the company, which provides, in part, for an annual salary of $120,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year.  In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary.  Mr. Ford’s $60,000 bonus was accrued as of December 31, 2008 and is being paid over an eighteen month period that began in January 2009.

5.
Mr. McKenzie joined the Company May 15, 2008 as Chief Operating Officer of Waytronx and President and Chief Operating Officer of CUI, Inc. and Chief Operating Officer CUI Japan, Ltd. wholly owned subsidiaries of the Company.

6.
Mr. McKenzie is employed under a three year employment contract with the company, which provides, in part, for an annual salary of $120,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year.  In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary.  Mr. McKenzie’s $60,000 bonus was accrued as of December 31, 2008 and is being paid over an eighteen month period that began in January 2009.

7.	Mr. Melby was the Company COO until May 15, 2008.

Outstanding Equity Awards at Fiscal Year-end
The following table sets forth the outstanding equity awards at December 31, 2009 to each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
William J. Clough (2)	-	-	1,115,303	0.25	01/01/19	-	-	-	-
Matthew M. McKenzie (3)	-	-	453,009	0.25	01/01/19	-	-	-	-
Daniel N. Ford (4)	-	-	377,949	0.25	01/01/19	-	-	-	-

1.	Calculated using the closing market price ($0.10) as of December 31, 2009.
2.	Effective January 1, 2009, Mr. Clough received a fully vested bonus option to purchase 1,115,303 common shares, within ten years from date of issuance, at a price of $0.25 per share.
3.	Effective January 1, 2009, Mr. McKenzie received a fully vested bonus option to purchase 453,009 common shares, within ten years from date of issuance, at a price of $0.25 per share.
4.	Effective January 1, 2009, Mr. Ford received a fully vested bonus option to purchase 377,949 common shares, within ten years from date of issuance, at a price of $0.25 per share.

DIRECTOR COMPENSATION

The written report and recommendations of Compensia, Inc., as noted above in the section, 2009 Equity Incentive Plan (Executive), upon which the Compensation Committee relied, also included a detailed director and committee compensation report and market analysis.  The 2009 Equity Incentive Plan (Executive) provides for the issuance of stock options to attract, retain and motivate directors as well as other management personnel.

The Compensation Committee concluded that, after giving consideration to the directors’ obligation in representation of the shareholders, the high standard of ethics and talent required, increasing workloads, greater exposure, more stringent director independence standards and the SEC's disclosure rules, directors and committee members should be compensated fairly for time and value delivered and the compensation should be sufficient to attract and retain qualified competent individuals to serve on our board.  The Compensation Committee adopted the recommendations of Compensia and approved a director and committee compensation plan.

The Compensation Committee further concluded that the appropriate compensation should be in the form of options granted in an amount equal to the 50th percentile for similar companies, but discounted by a factor of 10% at an option strike price of $0.25 per share.  This price reflects the true value of the directors’ work, provides adequate incentive to each director and does not unfairly penalize the directors for current market conditions.  Moreover, the $0.25 strike price reflects the price at which much of the underlying funding and CUI transaction was originally priced.  The director compensation plan, in summary, provides:

Board of Directors Members
•	Cash Retainer - $20,000 annually for non-employee members, $30,000 annually for the non-employee chairperson
•
Initial, one time only, option to purchase 144,000 common shares at a price of $0.25 per share.  The option vests over four years, 25% after the first year, thereafter equally each month for the balance of the four year term.

•	Annual Option to purchase 99,000 common shares at a price of $0.25 per share. The option vests in full after one year.
•	Meeting fee: none.

Audit Committee
•	Non-employee member - $3,000 annually
•	Non-employee chairperson - $5,500 annually

Compensation Committee
•	Non-employee member - $2,000 annually
•	Non-employee chairperson - $4,500 annually

Director Compensation Table

The following table sets forth the compensation of the directors, included in the Outstanding Equity Awards schedule noted above, for the fiscal year ending December 31, 2009.

DIRECTOR COMPENSATION - EQUITY INCENTIVEPLAN

Director	Total Underlying Common Shares [1]	Exercise Price per Share	Option Term from 01/01/09 Grant Date	Vesting	Total Underlying Common Vested at 01/01/2010	Total Underlying Common Vesting at 01/01/2011	Total Underlying Common Vesting at 01/01/2012	Total Underlying Common Vesting at 01/01/2013	Fees Earned or Paid in Cash[4]
Colton Melby, Chmn.	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	32,000
Colton Melby, Chmn.	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-
William J. Clough	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	-
William J. Clough	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-
Matthew McKenzie	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	-
Matthew McKenzie	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-
Thomas A. Price	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	23,000
Thomas A. Price	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-
Sean P. Rooney	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	25,500
Sean P. Rooney	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-
Corey Lambrecht	144,000	0.25	10 years	4 years [2]	36,000	72,000	108,000	144,000	24,500
Corey Lambrecht	99,000	0.25	10 years	1 year [3]	99,000	99,000	99,000	99,000	-

Footnotes:
(1)
Effective January 1, 2009, each director received an option to purchase 144,000 common shares within ten years from date of issuance that vests over four years, 25% after the first year and in equal monthly installments over the balance of the four year term.  Additionally, effective January 1, 2009, each director received an option to purchase 99,000 common shares at a price of $0.25 per share that vests one year after issuance; this issuance will recur annually.

(2)	Vests over four years, 25% after the first year and in equal monthly installments over the balance of the four year term.
(3)	Options fully vest after one year.
(4)
Effective January 1, 2009, each director receives an annual cash retainer of $20,000, no meeting fee; Audit Committee members receive $3,000 annually, Audit Committee Chair receives $5,500 annually, Compensation Committee members receive $2,000 annually, Compensation Committee Chair receives $4,500 annually.

Employment Agreements
During fiscal year 2009, three executive officers and two key employees were employed under employment agreements.

Those executive officers are:
•	Chief Executive Officer and General Counsel
•	President/Chief Operating Officer of CUI, Inc., a wholly owned subsidiary of Waytronx, Inc. and Chief Operating Officer of Waytronx, Inc.
•	Chief Financial Officer of Waytronx, Inc. and CUI, Inc., a wholly owned subsidiary of Waytronx, Inc.

To see the material terms of each named executive officer’s employment agreement, please see the footnotes to the Summary Compensation Table.

Those key employees are:
•	Chief Technical Officer
•	Senior Vice President

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis shall be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by:	Compensation Committee
Colton R. Melby, Chairman
Corey Lambrecht

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth herein, none of the Company’s directors or officers nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to its outstanding shares, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year or in any presently proposed transaction in which the amount involved exceeds $120,000 which has or will materially affect the Company.

The Board of Directors adopted a Code of Ethics that the Company's principal executive officers, financial officer, accounting personnel, or others performing similar functions adhere to and it is the policy of Waytronx that these principles govern their conduct in the fulfillment of their responsibilities with the Company.  This Code of Ethics is posted on our website at www.waytronx.com.

In April 2010, an investor, holder of a $1,000,000 promissory note with $184,932 accrued interest, converted the note to 11,220,947 shares of the Company’s common stock.  The investor beneficially owns shares carrying more than 10% of the voting rights attached to the Company’s outstanding shares.

At December 31, 2007, twenty-four month secured promissory notes totaling $1,100,000 were outstanding. $1,000,000 of these promissory notes were from an entity controlled by a related party. During the year ended December 31, 2009 the related party portion of $125,000 was extinguished.

One of the three promissory notes the Company utilized to fund the acquisition of CUI, Inc. was a three year $6,000,000 cash loan from Commerce Bank of Oregon, payable interest only at the prime rate less 0.50% secured by personal Letters of Credit from related parties.  In August 2010, the Company received $2,000,000 (of which $800,000 was from related parties and $300,000 from a former officer) in equity investment for which the Company issued 18,939,394 shares of common stock (of which 7,575,758 shares were issued to related parties and 2,840,909 shares to a former officer). The $2,000,000 received was used to pay down the $6,000,000 loan principal.  In August 2010, the Company closed and funded a $4.0 million term note with the Business Credit division of Wells Fargo Capital Finance, part of Wells Fargo & Company. This note completes the funding of an $8.0 million credit facility with Wells Fargo Capital Finance and ends the company’s relationship with The Commerce Bank of Oregon. By successfully completing the credit facility with Wells Fargo Capital Finance, the company has replaced its banking relationships with both Key Bank and the Commerce Bank of Oregon and is now in full compliance with all relevant financial covenants.

In consideration for posting the Letters of Credit, the Company issued to each individual who supplied the Letters of Credit, warrants to purchase, within 3 years at a per share price of $0.01, one Waytronx common share for each dollar of the Letters of Credit.  A former officer of the Company received 300,000 warrants, a former director received 300,000 warrants, two current directors received 1,100,000 warrants and an unrelated investor received 300,000 warrants.  In August 2010, 700,000 shares of common stock were issued to a former officer and a current director in relation to the exercise of their warrants with proceeds of $7,000.

The second of the three promissory notes the Company utilized to fund the acquisition of CUI, Inc., a $17,500,000 convertible promissory note, payable to International Electronic Device, Inc., formerly CUI, Inc., was reduced from $0.25 to $0.07 per share to reflect the then stock price.  This reduction effectively reduced the note principal from $17,500,000 to $4,900,000. In April 2010, Waytronx and the debt holder agreed to settle the note for a one-time $50,000 payment and 1,000,000 shares of common stock.

Effective September 1, 2010, the Company and International Electronic Device, Inc., the holder of the third promissory note, a $14,000,000 promissory note, agreed to reduce the note principal and to restructure the interest rate and payment terms, thus reducing the remaining balance to $10,308,983 and setting the interest rate at 6% per annum.  The restructured plan calls for a monthly $51,544.92 payment and a May 15, 2018 balloon payment.  James McKenzie, majority owner of CUI, Inc. prior to its acquisition; Matt McKenzie, COO and Director of the Company, and Daniel Ford, CFO of the Company, are shareholders of International Electronic Device, Inc.

As a part of the CUI asset acquisition, the Waytronx, Inc. corporate offices were relocated to the CUI location at 20050 SW 112th Avenue, Tualatin, Oregon 97062.  CUI and Waytronx occupy the 61,380 square feet of offices and warehouse premises under a ten year non-cancelable lease agreement beginning September 1, 2006 with Barakel, LLC at a base monthly rent subject to periodic base payment increases plus real property taxes, utilities, insurance and common area maintenance charges.  During the period January 1 through August 31, 2009, the monthly base rent was $39,900.  For the period September 1 through August 31, 2010, the monthly base rent was $40,000.  Barakel, LLC is controlled by James McKenzie, majority owner of CUI, Inc. prior to acquisition and Matt McKenzie, COO and Director of the Company.

During 2009, the Company provided services and billed for those services to a related party controlled by James McKenzie.  During 2009, the revenue for those services is reported as other income totaling $103,500.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission.  These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file.
Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 2009 with the exceptions noted below:
A late Form 4 report was filed August 23, 2010 for Colton Melby to report the issuance of common stock on August 18, 2010 pursuant to exercise of a stock purchase warrant.

A late Form 3 report was filed September 16, 2010 for K. H. Qvale to report securities ownership in excess of 10%.

We have made all officers and directors aware of their reporting obligations and have appointed an employee to oversee Section 16 compliance for future filings.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings.  No director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Other Expenses of Issuance and Distribution
The following table sets forth various expenses, which will be incurred in connection with the registration of our securities.  Other than the SEC Registration Fee, the amounts set forth below are estimates:

Printing Expenses	$1,000
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$1,000
Miscellaneous expenses	$1,000
TOTAL	$10,000

Documents Incorporated by Reference
The Company’s Annual Reports on Form 10-K and Form 10-Q are included herein by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company will provide to each person to whom a proxy statement is delivered:
(i)	a copy of any or all of the information that has been incorporated by reference in the proxy statement, but not delivered with the proxy statement;
(ii)	we will provide this information upon written or oral request;
(iii)	we will provide this information at no cost to the requester.

Contact us at: Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062; phone us at (503) 612-2300; email us at investors@waytronx.com or view copies online at www.waytronx.com.

You may read and copy all or any portion of the proxy statement or any other information, which we filed at the SEC's public reference rooms in Washington, D.C., New York City and Chicago, Illinois.  The address for the SEC's public reference room in Washington, D.C. is U.S. Securities and Exchange Commission, 100 "F" Street, N.E., Washington, DC 20549.  You may request copies of these documents, upon payment of a duplicating filing fee, by writing to the SEC.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov and our Company website at www.waytronx.com.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Under the Security and Exchange Commission’s proxy rules, shareholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting.  Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Waytronx’s Corporate Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2011 Annual Meeting of Stockholders, the Corporate Secretary of Waytronx must receive the written proposal at our principal executive offices no later than July 1, 2011; provided, however, that in the event that we hold our 2011 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2010 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:
Waytronx, Inc.
Attn: Corporate Secretary
20050 SW 112th Avenue
Tualatin, Oregon 97062

Our receipt of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2011 Annual Meeting because there are other requirements in the proxy rules.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K AND FORM 10-Q AND THIS PROXY STATEMENT ARE AVAILABLE TO YOU ON THE INTERNET OR, UPON YOUR REQUEST, WILL BE PROMPTLY MAILED TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING.  THE NOTICE, WHICH WAS MAILED TO YOU, INSTRUCTS YOU AS TO HOW YOU MAY ACCESS AND REVIEW ALL OF THE PROXY MATERIALS ON THE INTERNET.  IF YOU WOULD LIKE TO RECEIVE A PAPER OR EMAIL COPY OF OUR PROXY MATERIALS, YOU SHOULD FOLLOW THE INSTRUCTIONS FOR REQUESTING SUCH MATERIALS IN THE NOTICE.

By Order of the Board of Directors,

Bradley J. Hallock,
Corporate Secretary

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE DECEMBER 2, 2010
ANNUAL MEETING OF THE WAYTRONX STOCKHOLDERS

The undersigned, revoking all previous proxies, appoints Bradley J. Hallock, Corporate Secretary, attorney and proxy of the undersigned, with power of substitution, to represent the undersigned at the 2010 Annual Meeting of Stockholders of Waytronx, Inc. to be held Thursday, December 2, 2010 at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 and for any adjournments thereof and to vote all shares of Voting Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

☒           Please mark your votes with an “X” as in this example.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the following Directors:

Nominee: Board of Directors, Seat #1, William J. Clough, (2 year term)
☐ FOR                                ☐ WITHHOLD

Nominee: Board of Directors, Seat #3, Matthew M. McKenzie, (2 year term)
☐ FOR                                ☐ WITHHOLD

Nominee: Board of Directors, Seat #7, Colton R. Melby, (2 year term)
☐ FOR                                ☐ WITHHOLD

PROPOSAL II

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
TO
CHANGE THE CORPORATION NAME
TO
CUI GLOBAL, INC.

The Board of Directors recommends a vote FOR the following proposal:

A proposal to amend the Company’s Restated Articles of Incorporation to change the Company’s name from Waytronx, Inc. to CUI Global, Inc.

☐  FOR                                ☐  AGAINST                                           ☐  ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND “FOR” THE CORPORATE NAME CHANGE PROPOSAL.

Date	2010

Signature

Signature of joint holder, if any

Please sign exactly as your name appears on your stock certificate or account.  Executors, administrators, trustees, etc. should give full title as such.  If the signer is a corporation, please sign full corporate name by a duly authorized officer.  If a partnership, please sign in partnership name by authorized person.